                                                                    EXHIBIT 3.1
                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                              NORTH COUNTY BANCORP


                  ROD D. JONES AND MICHAEL J. GILLIGAN CERTIFY:

                           1.  That they are President and Assistant
Secretary, respectively, of North County Bancorp, a California corporation.

                           2.  That Article IV of the Corporation's Articles
of Incorporation is amended to read in full as follows:

                                       "IV
                                AUTHORIZED STOCK

               THIS CORPORATION IS AUTHORIZED TO ISSUE ONLY ONE CLASS OF SHARES, WHICH SHALL BE DESIGNATED AS COMMON STOCK. THE TOTAL AUTHORIZED NUMBER OF SUCH SHARES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE SHALL BE 10,000,000. UPON THE AMENDMENT OF THIS ARTICLE TO READ AS HEREIN SET FORTH, EACH OUTSTANDING SHARE OF COMMON STOCK SHALL BE SPLIT INTO TWO (2) SHARES."


                           3.  That the foregoing amendment has been duly
approved by the Board of Directors at a regular meeting held on February 19, 1997.

                           4.  This amendment is one which may be approved by
the Board of Directors alone without shareholder action pursuant to Section 902(c) of the California Corporations Code. The Corporation has only one class of shares outstanding and the amendment effects only a stock split and the increase in the authorized number of shares provided in the amendment in proportion to the split.

                           We further declare under penalty of perjury
under the laws of the State of California that the matters set forth herein are true and correct of our own knowledge. Executed at Escondido, California on March 13, 1997.


                                                /s/ ROD D. JONES
                                                ------------------------------
                                                President

                                                /s/ MICHAEL J. GILLIGAN
                                                ------------------------------
                                                Assistant Secretary